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                                                                    Exhibit 10.1

                                    FORM OF
                             COOPERATION AGREEMENT

                                  by and among

                                 ASSURANT, INC.
                         (formerly named FORTIS, INC.),

                              FORTIS INSURANCE N.V.

                                       and

                          FORTIS SA/NV and FORTIS N.V.

                              Dated as of -, 2004.

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                                TABLE OF CONTENTS

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                                                                             PAGE
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                                    ARTICLE 1
                                   DEFINITIONS

Section 1.01.  Certain Definitions.....................................        2

                                    ARTICLE 2
                    USE OF NAME, TRADEMARKS AND DOMAIN NAMES

Section 2.01.  Grant of License........................................        4
Section 2.02.  Trademark Guidelines and Standards......................        6
Section 2.03.  Retention of Trademark Ownership........................        6
Section 2.04.  Termination of Trademark Licenses.......................        7
Section 2.05.  Representations and Warranties..........................        7
Section 2.06.  Disclaimer..............................................        7

                                    ARTICLE 3
                         FINANCIAL AND OTHER INFORMATION

Section 3.01. Fifty Percent Threshold..................................        7
Section 3.02. Twenty Percent Threshold.................................        9
Section 3.03. Coordination, Cooperation and Access.....................       10
Section 3.04. Ten Percent Threshold....................................       13

                                    ARTICLE 4
                           RELEASE AND INDEMNIFICATION

Section 4.01.  General Cross Indemnification...........................       13
Section 4.02.  Procedure...............................................       14
Section 4.03.  Other Matters...........................................       15

                                    ARTICLE 5
                                OTHER PROVISIONS

Section 5.01.  Insurance Maintained by Fortis..........................       15
Section 5.02.  Vendor Purchasing Arrangements..........................       15
Section 5.03.  Services Provided Prior to Trigger Date.................       16
Section 5.04.  Access to Historical Records............................       16
Section 5.05.  Cosmos..................................................       16
Section 5.06.  Miscellaneous...........................................       17

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
                                    ARTICLE 6
                             ALLOCATION AND EXPENSES

Section 6.01.  Allocation of Costs and Expenses........................       17
Section 6.02.  Expense Reimbursement...................................       18

                                    ARTICLE 7
                                  MISCELLANEOUS

Section 7.01.  Notices.................................................       18
Section 7.02.  Binding Nature of Agreement.............................       19
Section 7.03.  Descriptive Headings....................................       19
Section 7.04.  Remedies................................................       19
Section 7.05.  Governing Law...........................................       20
Section 7.06.  Counterparts............................................       20
Section 7.07.  Severability............................................       20
Section 7.08.  Confidential Information................................       20
Section 7.09.  Amendment and Modification..............................       21
Section 7.10.  Entire Agreement........................................       21
Section 7.11.  No Assignment...........................................       21
Section 7.12.  No Third Party Beneficiaries............................       21
Section 7.13.  Termination.............................................       21

                                    SCHEDULES

Schedule 2        Fortis Marks
Schedule 3(a)     Financial Information to be provided by Assurant
Schedule 3(b)     Risk Information to be provided by Assurant
Schedule 3(c)     Compliance Information to be provided by Assurant
Schedule 5        Vendor Purchasing Arrangements

                              COOPERATION AGREEMENT

         COOPERATION AGREEMENT, dated as of -, 2004, by and among ASSURANT, Inc. (formerly named Fortis, Inc.), a Delaware corporation ("ASSURANT"), FORTIS INSURANCE N.V. ("FORTIS INSURANCE"), a naamloze vennootschap established under the laws of the Netherlands, and FORTIS SA/NV a public company established as a societe anonyme/naamloze vennootschap under the laws of Belgium and FORTIS N.V., a public company established as a naamloze vennootschap under the laws of the Netherlands (Fortis SA/NV and Fortis N.V., together referred to as "FORTIS")

         WHEREAS, Fortis is the indirect owner of all of the issued and outstanding common stock of Assurant;

         WHEREAS, simultaneously with the execution and delivery of this Agreement, Assurant is registering Common Shares owned by Fortis Insurance for sale to the public in an underwritten secondary offering registered under the Securities Act pursuant to a registration statement on Form S-1, File No. 333-109984 (the "IPO REGISTRATION STATEMENT").

         WHEREAS, upon completion of such offering, Fortis Insurance will continue to own -% of the Common Shares outstanding (or -% if the underwriters' over allotment option is exercised);

         WHEREAS, Fortis and Assurant will each be publicly held listed companies subject to applicable listing standards and disclosure obligations;

         WHEREAS, Fortis will continue to account for its investment in Assurant on a consolidated basis or under the equity method of accounting which will require sharing of financial and other information between Fortis and Assurant; and

         WHEREAS, in addition, Assurant and the Fortis Group (defined below) have agreed to continue to provide certain services and/or information to each other following the Initial Public Offering.

         NOW, THEREFORE, in contemplation of Assurant ceasing to be wholly owned by Fortis and for good and valuable consideration, the receipt and adequacy of which is acknowledged, the parties hereby agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

         Section 1.01. Certain Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms shall have the following meanings:

         "ACTIONS" has the meaning set forth in Section 4.01(a) hereof.

         "AGREEMENT" and "HEREOF" and "HEREIN" means this Cooperation Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to the Agreement as the same may be in effect at the time such reference becomes operative.

          "ASSURANT AUDITORS" has the meaning set forth in Section 3.03(c).

          "ASSURANT FINANCIAL STATEMENTS" has the meaning set forth in Section 3.03(c).

         "ASSURANT PUBLIC DOCUMENTS" has the meaning set forth in Section
3.03(a).

         "BUSINESS DAY" or "BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in New York City, Belgium or the Netherlands are authorized or obligated by law or executive order to close.

         "CAPITAL SECURITIES" means the $150,000,000 8.40% capital securities issued by Fortis Capital Trust I and the $50,000,000 7.94% capital securities issued by Fortis Capital Trust II on July 31, 1997.

         "COMMON STOCK" means the common stock, par value $.01 per share, of Assurant.

         "DESIGNATED ASSURANT SUBLICENSEE" has the meaning set forth in Section 2.01(a).

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "FAP" means generally accepted accounting principles in Belgium as in effect from time to time.

         "FORTIS FINANCIAL STATEMENTS" has the meaning set forth in Section
3.03.

         "FORTIS AUDITORS" has the meaning set forth in Section 3.03(c).

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         "FORTIS DESIGNEE" means a member of the board of directors of Assurant designated by Fortis Insurance and nominated in accordance with the terms of the Shareholders' Agreement dated as of the date hereof between Assurant and Fortis Insurance.

         "FORTIS GROUP" means, collectively, Fortis SA/NV and Fortis N.V. and all of their direct and indirect subsidiaries now or hereafter existing, other than Assurant and its Subsidiaries (all determinations hereunder to be made after giving effect to the IPO).

         "FORTIS LICENSE" has the meaning set forth in Section 2.01(a).

         "FORTIS MARKS" has the meaning set forth in Section 2.01(a).

         "FORTIS US" means Fortis, Inc., a Nevada corporation and predecessor company to Assurant.

         "GAAP" means United States generally accepted accounting principles.

         "IAS" means International Auditing Standards/International Financial Reporting Standards, as in effect from time to time.

         "IAS REQUIRED INFORMATION" has the meaning set forth in Section
3.03(g).

         "INITIAL PUBLIC OFFERING" or "IPO" means the proposed initial public offering of the Common Stock as contemplated by the IPO Registration Statement.

         "LOSSES" has the meaning set forth in Section 4.01(a).

         "PERSON" means any individual, corporation, partnership, joint venture, limited liability company, association or other business entity and any trust, unincorporated organization or government or any agency or political subdivision thereof.

         "PRIVILEGE" has the meaning set forth in Section 3.03(f).

         "PROSPECTUS" means the prospectus or prospectuses included in any Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments and supplements to such prospectus, including post-effective amendments and all material incorporated by reference in such prospectus or prospectuses.

         "REGISTRATION RIGHTS AGREEMENT" means the registration rights agreement dated -, 2004 between Assurant and Fortis Insurance

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         "REGULATION S-K" means Regulation S-K of the General Rules and
Regulations under the Securities Act.

         "REGULATION S-X" means Regulation S-X of the General Rules and Regulations under the Securities Act.

         "SEC" means the United States Securities and Exchange Commission.

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "SUBSIDIARY" or "SUBSIDIARY" of Assurant shall include all corporations, partnerships, joint ventures, limited liability companies, associations and other entities (a) in which Assurant owns (directly or indirectly) 50% or more of the outstanding voting stock, voting power, partnership interests or similar ownership interests, (b) of which Assurant otherwise directly or indirectly controls or directs the policies or operations and (c) which would be considered subsidiaries of Assurant within the meaning of Regulation S-K or Regulation S-X.

         "TENDER OFFER" means the tender with exit consent offered to holders of the $150 million trust capital securities issued by Fortis (US) RegCaPS Funding Trust I and $400 million trust capital securities issued by Fortis (US) RegCaPS Funding Trust II on March 1, 2000.

         "TRIGGER DATE" means the last day in the fiscal quarter in which Fortis ceases to beneficially own (excluding for such purposes shares of Common Stock beneficially owned by any member of the Fortis Group but not for its own account) shares entitled to fifty percent (50%) or more of the votes entitled to be cast by the then outstanding Common Stock.

                                   ARTICLE 2
                    USE OF NAME, TRADEMARKS AND DOMAIN NAMES

         Section 2.01. Grant of License. (a) Fortis hereby grants to Assurant, or to the extent another member of the Fortis Group owns the Fortis Marks (as defined below) Fortis hereby causes such member to grant to Assurant, for the term set forth in Section 2.04(a) hereof, a non-exclusive worldwide royalty-free license (the "FORTIS LICENSE") to use the trademarks, company names, trade or commercial names, domain names and product names set forth in Schedule 2 hereto (hereinafter collectively referred to as the "FORTIS MARKS"), but only in the manner identified in Schedule 2 hereto or as otherwise approved in advance in writing by Fortis, in each case, solely to the extent required for the purpose of transitioning Assurant's business, products, and services

                                        4
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and activities related thereto to the Assurant name as set forth on Schedule 2 hereto. Assurant shall only use the Fortis Marks in connection with its business, products, and services and activities related thereto in the manner consistent with and of a nature and quality equal to that used by Assurant and its Subsidiaries in connection with the Fortis Marks as of the date of this Agreement, and in conformity with past practices regarding quality control and usage of such marks, including compliance with the Fortis Brand Manual. Assurant shall have no right to sublicense the Fortis Marks; provided, however, that Assurant may sublicense the Fortis Marks to any Subsidiary of Assurant (for so long as such Subsidiary remains a Subsidiary of Assurant) to the extent required for the purpose of transitioning products and services bearing Fortis Marks to the Assurant name in accordance with the terms of this Article 2 (a "DESIGNATED ASSURANT SUBLICENSEE"). A breach by any Assurant Subsidiary or any Designated Assurant Sublicensee of any of the provisions of this Article 2 shall be deemed a breach by Assurant of this Article 2. Assurant shall not register or use any Fortis Mark for any new business, and shall not use the term "Fortis" in the name of any new product, service, domain name or corporate entity; provided that, by way of sole exception and subject to Section 2.01(b), Assurant may continue to use the Fortis name in connection with new products or extensions of existing products being sold by Assurant subsidiaries permitted to use the Fortis Marks. Assurant will notify Fortis promptly in writing of any use of the Fortis name in any new product.

         (b) Assurant agrees that the Fortis License is a "phase-out" license and agrees that during the term of the Fortis License its use of the Fortis Marks shall be consistent with the purposes of such "phase-out" licenses. Assurant agrees to use its best efforts to cause the change of all of the company, commercial and trade names to eliminate the Fortis name and/or mark and always replace it with the Assurant name and/or mark (or such other name or mark that bears no resemblance to the Fortis name and/or mark) as soon as practicable and in any case, within the respective terms stipulated in Section 2.04. Assurant further agrees promptly upon any such name change to cause the cessation of all use of the Fortis Marks by Assurant subsidiaries concerned, including but not limited to the cessation of the use of the Fortis name in any new product or extension of any existing product; provided that Assurant may use the Fortis Marks in conjunction with a phrase substantially similar to "formerly known as" for the duration of the term of the license set forth in Schedule 2.

         (c) Assurant and each Assurant Subsidiary shall have no rights with respect to the Fortis Marks other than those expressly set forth in this Agreement. This Agreement supersedes all prior agreements (whether written, oral or implied) between any member of the Fortis Group and Assurant or any Subsidiary of Assurant, with respect to the use of the Fortis Marks.

         (d) Assurant, each Assurant Subsidiary and each Designated Assurant Sublicensee shall execute any additional documents which Fortis may reasonably request (at Fortis' expense), both prior and subsequent to the expiration or earlier termination of the Fortis License, in order to perfect, maintain, defend or

                                        5
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terminate any right of any party in the Fortis Marks in any jurisdiction of the world.

         Section 2.02. Trademark Guidelines and Standards. Assurant agrees that, in the conduct of the business and activities of Assurant and its Designated Assurant Sublicensees under the Fortis License, it shall, and shall cause each Designated Assurant Sublicensee to, (i) adhere to the appropriate ethical standards pertaining to Assurant's and its Designated Assurant Sublicensees' businesses and operations, (ii) comply with the requirements of the Fortis Brand Manual, (iii) do nothing to bring disrepute to or damage the goodwill symbolized by the Fortis Marks and (iv) Assurant will and will cause its Designated Assurant Sublicensees' to inform Fortis of any possible infringement of any Fortis Mark.

         Section 2.03. Retention of Trademark Ownership. Assurant acknowledges and agrees that Fortis, and/or such other member of the Fortis Group referred to in the first sentence of Section 2.01(a) hereof, as the case may be, is the owner of all of the right, title, and interest in and to the Fortis Marks and all goodwill associated therewith throughout the world and acknowledges the validity of the Fortis Marks and of all trademark and service mark registrations and applications of each member of the Fortis Group pertaining thereto. Assurant agrees that it shall, and shall cause each Assurant Subsidiary and each Designated Assurant Sublicensee to, uphold the goodwill inherent in the Fortis Marks and to assist Fortis (at Fortis' expense) to protect the rights of Fortis and the other members of the Fortis Group therein. All use of the Fortis Marks by Assurant, any Assurant Subsidiary and any Designated Assurant Sublicensees (including all past, present and future use), and the goodwill generated thereby, shall inure to the benefit of Fortis and shall not vest in Assurant, any Assurant Subsidiary or in any Designated Assurant Sublicensee. Assurant shall not, directly or indirectly, contest or challenge the validity or enforceability of the Fortis Marks and/or Fortis' ownership thereof. To the extent that Assurant, any Assurant Subsidiary or any Designated Assurant Sublicensee is deemed to have any ownership rights in the Fortis Marks, Assurant shall, and shall cause each such Subsidiary or Designated Assurant Sublicensee to, assign such rights to Fortis or to a member of the Fortis Group designated by Fortis. To the extent it has not already done so prior to the date of this Agreement, Assurant together with its Subsidiaries hereby transfers and assigns any rights in the Fortis Marks that it may have to Fortis and agrees to take all actions and make any filings required to effect such assignment and transfer within 10 days of the date of this Agreement. After the date of this Agreement, if Assurant or Fortis identifies additional marks that were in use as of the date of this Agreement and should have been included in Schedule 2 hereto, then the parties agree to amend Schedule 2 to include such marks in the Fortis License and such marks shall be deemed to be Fortis Marks for all purposes under this Agreement.

         Section 2.04. Termination of Trademark Licenses. (a) The Fortis License granted pursuant to this Article 2 shall automatically expire (subject to earlier termination in accordance with this Section 2.04) upon the earlier to occur of (i) the date on which Assurant, Assurant subsidiaries and the Designated Assurant Sublicensees cease use of all the Fortis Marks with no intent to resume use (for which Assurant shall notify Fortis in writing as soon as reasonably practicable thereafter) and (ii) the respective dates set forth in
Schedule 2.

         (b) Fortis shall have the right to terminate the Fortis License at any time if Assurant, any Assurant Subsidiary or any Designated Assurant Sublicensee has breached any term or provision of this Article 2.

         (c) Upon the applicable expiration or earlier termination date of the Fortis License, Assurant shall, and shall cause each of the Designated Assurant Sublicensees to, discontinue all applicable uses of the Fortis Marks.

         (d) Fortis shall have the right in its sole discretion to continue to maintain or terminate use of the Fortis Marks.

         Section 2.05. Representations and Warranties. Assurant represents and warrants that the performance by it of its obligations under this Article 2 will not conflict with any other agreement or obligation to which it is bound.

         Section 2.06. Disclaimer. FORTIS, ON ITS OWN BEHALF AND ON BEHALF OF THE FORTIS GROUP, HEREBY SPECIFICALLY DISCLAIMS ANY AND ALL REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED (INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, VALIDITY, REGISTRABILITY, OR NON-INFRINGEMENT AND IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE), REGARDING THE FORTIS MARKS. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, ASSURANT ACKNOWLEDGES THAT THE LICENSES GRANTED IN THIS AGREEMENT AND THE FORTIS MARKS ARE PROVIDED "AS IS."

                                    ARTICLE 3
                         FINANCIAL AND OTHER INFORMATION

         Section 3.01. Fifty Percent Threshold. Assurant agrees that during any period in which the members of the Fortis Group beneficially own, in the aggregate (excluding for such purposes shares of Common Stock beneficially owned by the Fortis Group but not for its own account) shares entitled to fifty percent (50%) or more of the votes entitled to be cast by the then outstanding Common Stock (or in which, notwithstanding such percentage, any member of

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the Fortis Group is required, in accordance with IAS 27, to fully consolidate
Assurant's financial statements with its financial statements):

         (a) Financial Information. Assurant shall deliver to Fortis the financial information listed on Part 1 of Schedule 3(a) hereto by such dates as are indicated thereon. Assurant agrees to provide in a timely manner all information required by Fortis for the transition from FAP to IAS.

         (b) Risk Reporting. Assurant shall deliver to Fortis the risk information listed on Part 1 of Schedule 3(b) hereto by such dates as are indicated thereon.

         (c) Compliance Reporting. Assurant shall deliver to Fortis the compliance information listed on Schedule 3(c) hereto by such dates as are indicated thereon. In addition, Assurant shall deliver to Fortis incident reports relating to material events consistent with past practice.

         (d) Other Information. Assurant shall provide to Fortis such other supplemental information and analyses as Fortis may reasonably request on behalf of any member of the Fortis Group in order to analyze the financial information, risk management and such other information with respect to Assurant and its subsidiaries provided in accordance with clauses (a), (b) and (c) above, and shall permit the Fortis Designees (or members of their staff acting on their behalf) an opportunity to meet with management of Assurant in connection therewith.

         (e) Maintenance of Books and Records. Assurant shall, and shall cause each of its consolidated subsidiaries to devise and maintain a system of internal controls sufficient to provide reasonable assurances that permit preparation of financial statements in conformity with FAP and any other criteria applicable to such statements.

         (f) General Financial Statement Requirements. All information provided by Assurant or any of its subsidiaries to Fortis pursuant to Sections 3.01(a) (with the exception of the last sentence of Section 3.01(a)), (b), (c) and (d) shall be consistent in terms of format and detail with the practices in effect on the date hereof with respect to the provision of such financial and other information by Assurant and its subsidiaries to Fortis (and where appropriate, as presently presented in financial and other reports delivered to the Board of Directors of Fortis), with such changes therein as may be agreed to by Fortis and Assurant from time to time, such agreement not to be unreasonably withheld.

         (g) Change in Accounting Estimates and Principles. Assurant will give Fortis reasonable notice of any significant change in any accounting estimate or accounting principle that would impact the FAP reporting to Fortis. Assurant will not implement any such change with respect to FAP reporting to Fortis without Fortis' prior written consent. Notwithstanding the foregoing, Assurant may make

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

such changes in accounting estimates or principles under GAAP as it deems necessary or advisable in its sole discretion.

         (h) Internal Auditors. Assurant shall provide Fortis' internal auditors and, as necessary, actuaries working in conjunction with internal audit at Fortis, upon reasonable notice access to Assurant's and its subsidiaries' books and records so that Fortis may conduct reasonable audits relating to the financial statements provided by Assurant pursuant to this Article 3, as well as to the internal controls and operations of Assurant and its subsidiaries.

         Section 3.02. Twenty Percent Threshold. Assurant agrees that, during any period in which the members of the Fortis Group beneficially own, in the aggregate (excluding for such purposes shares of Common Stock beneficially owned by the Fortis Group but not for its own account), shares entitled to twenty percent (20%) or more of the votes entitled to be cast by the then outstanding Common Stock, or during any period in which any member of the Fortis Group is required to account for its investment in Assurant under the equity method of accounting (determined in accordance with IAS 28):

         (a) Financial Information. Assurant shall deliver to Fortis the financial information listed on Part 2 of Schedule 3(a) hereto by such dates as are indicated thereon.

         (b) Risk Reporting. Assurant shall deliver to Fortis the risk information listed on Part 2 of Schedule 3(b) hereto by such dates as are indicated thereon.

         (c) Compliance Reporting. Assurant shall deliver to Fortis incident reports relating to material events consistent with past practice.

         (d) Other Information. Assurant shall provide to Fortis such other supplemental information and analyses as Fortis may reasonably request on behalf of any member of the Fortis Group in order to analyze the financial information, risk management and such other information with respect to Assurant and its subsidiaries, provided in accordance with clauses (a), (b) or (c) above, but only to the extent such information or analysis has otherwise been prepared by or on behalf of Assurant, and shall permit the Fortis Designees (or members of their staff) an opportunity to meet with management of Assurant and its accountants in connection therewith.

         (e) General Financial Statement Requirements. All information provided by Assurant or any of its subsidiaries to Fortis pursuant to Sections 3.02(a), (b) and (d), shall be in the format and with the level of detail consistent with the procedures and practices utilized by Assurant and its subsidiaries in connection with the preparation of such financial and other information at the time the information is provided to Fortis, with such changes therein as may be agreed to by Fortis and Assurant from time to time, such agreement not to be unreasonably withheld.

         Section 3.03. Coordination, Cooperation and Access. In connection with any Fortis Group member's preparation of its quarterly earnings releases and quarterly financial statements, audited annual financial statements and its Annual Reports to Shareholders (collectively the "FORTIS FINANCIAL STATEMENTS"), during any period in which the provisions of Sections 3.01 or 3.02 apply, Assurant agrees as follows:

         (a) Public Information and SEC Reports. (i) Assurant and each of its subsidiaries which files information with the SEC shall send to Fortis no later than at the time the same are delivered to the Assurant board of directors or any committee thereof, drafts of all reports, earnings releases, notices and proxy and information statements to be sent or made available by Assurant or any of its subsidiaries to their security holders and all regular, periodic and other reports filed under Sections 13, 14 and 15 of the Exchange Act (including Reports on Forms 10-K, 10-Q and 8-K and Annual Reports to Shareholders), and, subject to any additional obligations pursuant to the Registration Rights Agreement, all registration statements and prospectuses to be filed by Assurant or any of its subsidiaries with the SEC or any securities exchange pursuant to the listed company manual (or similar requirements) of such exchange (collectively, "ASSURANT PUBLIC DOCUMENTS") and shall use its reasonable best efforts to send drafts of such Assurant Public Documents to Fortis at least three (3) business days prior to filing with the SEC. In addition, Assurant and each of its relevant subsidiaries agree to send final copies of all Assurant Public Documents no later than the date the same are available to Assurant.

                  (ii) To the extent practicable and except as otherwise provided by clause (i) above, prior to issuance, Assurant shall send to Fortis, during normal business hours in Belgium and the Netherlands, copies of all press releases and other statements to be made available by Assurant or any of its subsidiaries to the public with respect to material adverse developments in the business of Assurant or any of its subsidiaries. Except as provided in clause (i) above and this clause
         (ii) and below, all other press releases shall be sent to Fortis concurrently with their public release.

                  (iii) No release, report, registration, information or proxy statement, prospectus or other document which refers, or contains information with respect, to any member of the Fortis Group shall be filed with the SEC or otherwise made public by Assurant or any of its subsidiaries without the prior written consent of Fortis, which consent shall not be unreasonably withheld, with respect to those portions of such document which contain information with respect to any member of the Fortis Group, except as may be required by law, rule or regulation (in such

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         cases Assurant shall notify the relevant member of the Fortis Group and obtain such member's consent before making such a filing with the SEC or otherwise making any such information public).

         (b) Release of Information. Fortis agrees that, unless required by law, rule or regulation or unless Assurant shall have consented thereto, no member of the Fortis Group will publicly release any information included in the Assurant Public Documents sent to Fortis pursuant to this Article 3 prior to the time that Fortis publicly releases financial information of Fortis for the relevant period. Assurant and Fortis will consult on the timing of their annual and quarterly earnings releases and, to the extent practicable, Fortis will give Assurant an opportunity to review the information therein relating to Assurant and its subsidiaries and to comment thereon. In the event that any member of the Fortis Group is required by law to publicly release information included in the Assurant Public Documents prior to the public release of Fortis' financial information, Fortis will give Assurant notice of such release of such information as soon as practicable but no later than two days prior to such release of such information.

         (c) Coordination of Auditors' Opinions. Assurant will use its reasonable best efforts to enable its independent certified public accountants (the "ASSURANT AUDITORS") to complete their quarterly review and annual audit such that they will date their report on such quarterly review or opinion on Assurant's audited annual financial statements prepared in accordance with GAAP (the "ASSURANT FINANCIAL STATEMENTS") on or before the date that Fortis' independent certified public accountants (the "FORTIS AUDITORS") date their report or opinion on the Fortis Financial Statements, and to enable Fortis to meet its timetable for the printing, filing and public dissemination of the Fortis Financial Statements. Assurant will instruct the Assurant Auditors to perform the work requested by the Fortis Auditors pursuant to this Agreement and Assurant will use its reasonable best effort to enable the Assurant Auditors to comply with the instruction received.

         (d) Cooperation Relating to Regulatory Filings. Each of Fortis and Assurant will cooperate with each other in connection with the preparation, printing, filing, and public dissemination of their respective annual and quarterly statutory statements, their respective audited annual financial statements, their respective Annual Reports to Shareholders, their respective annual, quarterly and current reports under the Exchange Act, any registration statements, prospectuses and other filings made with the SEC, Euronext Amsterdam, Euronext Brussels, the Commission Bancaire et Financiere, the Federal Reserve Bank, state insurance requirements or any other required regulatory filings.

         (e) Access to Personnel and Working Papers. Upon reasonable notice, Assurant will authorize the Assurant Auditors to make available to the Fortis Auditors both the personnel who performed or are performing the quarterly review or annual audit of Assurant and, consistent with customary professional practice and courtesy of such auditors with respect to the furnishing of work papers, work papers related to the quarterly review or annual audit of Assurant, in all cases within a reasonable time after the Assurant Auditor's opinion date, so that the Fortis Auditors are able to perform the procedures they consider necessary to take responsibility for the work of the Assurant Auditors as it relates to the Fortis Auditors' report on the Fortis Financial Statements, all within sufficient time to enable Fortis to meet its timetable for the printing, filing and public dissemination of the Fortis Financial Statements.

         (f) Information provided to the Assurant board of directors. Assurant agrees to deliver to Fortis, subject to Section 7.08, any information, data or reports prepared for or provided to the Assurant board of directors or any committee thereof; provided that any information or document provided to the Assurant board of directors or any committee thereof protected by the attorney-client privilege (a "PRIVILEGE") and so marked shall not be so delivered.

         (g) IAS Reporting Obligations. In connection with providing the required IAS information as set forth in Schedules 3(a) Part I and 3(a) Part II (the "Required IAS Information"), each of Assurant and Fortis agrees as follows:

                  (i) Assurant hereby covenants and agrees to provide Fortis with all information that Assurant currently has with respect to IAS as a result of Assurant having been a part of the IAS project developed for the Fortis Group in anticipation of the required implementation of IAS by Fortis beginning in 2005;

                  (ii) Fortis understands and agrees that Assurant may hire up to three consultants to prepare the Required IAS Information and Fortis hereby agrees to reimburse Assurant for the costs incurred in utilizing such consultants; provided that Fortis shall reimburse such expense only after approving the engagement letter for such consultants, such approval not to be unreasonably withheld;

                  (iii) The required IAS Information prepared by Assurant (or prepared by the consultants referred to in Clause (ii) above on behalf of Assurant) must be audited (in connection with any annual financial statements or related financial information) or reviewed (in connection with any interim financial statements or related financial information) by Assurant's then independent auditors. In addition, Assurant hereby understands and agrees that the Required IAS Information is the responsibility of the management of Assurant and Assurant shall cause its management (including its Chief Financial Officer and Chief Accounting Officer) to provide its independent auditors and Fortis with such representation letters or other undertakings as may be required by Fortis in connection with the preparation of its annual (audited) and interim (unaudited) consolidated financial statements; and

                  (iv) Fortis hereby confirms that there will be no requirement on the part of Assurant that it implement or become familiar with the new consolidation system to be rolled out by the Fortis Group for the purpose of preparing IAS consolidated financial statements and that the reporting of the Required IAS Information by Assurant may be made in paper format so long as such information shall be in a form that will permit Fortis to input the IAS Required Information onto the Fortis Group's consolidation system.

         Section 3.04. Ten Percent Threshold. Assurant agrees that, during any period in which the members of the Fortis Group beneficially own, in the aggregate, (excluding for such purposes shares of Common Stock beneficially owned by Fortis but not for its own account) shares entitled to ten percent (10%) but less than twenty percent (20%) of the votes entitled to be cast by the then outstanding Common Stock, Assurant shall:

         (a) furnish to Fortis as soon as publicly available, copies of all financial statements, reports, notices and proxy statements sent by Assurant in a general mailing to all its shareholders; reports on Forms 10-K, 10-Q and 8-K; final prospectuses filed pursuant to Rule 424 under the Securities Act; and

         (b) upon reasonable notice, permit representatives of Fortis internal audit, upon request by any Fortis Designee, to visit and inspect any of the properties, corporate books, and financial and other records of Assurant and its subsidiaries, and to discuss the affairs, finances and accounts of any such corporations with the officers of Assurant and the Assurant Auditors, at such reasonable times as Fortis may reasonably request.

                                    ARTICLE 4
                           RELEASE AND INDEMNIFICATION

         Section 4.01. General Cross Indemnification. (a) Fortis agrees to indemnify and hold harmless Assurant and its Subsidiaries and each of the officers, directors, employees and agents of Assurant and its Subsidiaries against any and all costs and expenses arising out of third party claims (including, without limitation, attorneys' fees, interest, penalties and costs of investigation or preparation for defense), judgments, fines, losses, claims, damages, liabilities, demands, assessments and amounts paid in settlement (collectively, "LOSSES"), in each case, based on, arising out of, resulting from or in connection with any claim, action, cause of action, suit, proceeding or investigation, whether civil, criminal, administrative, investigative or other (collectively, "ACTIONS"), based on, arising out of, pertaining to or in connection with any breach by Fortis of this Agreement.

         (b) Assurant agrees to indemnify and hold harmless each member of the Fortis Group and each of the officers, directors, employees and agents of each member of the Fortis Group against any and all Losses, in each case, based on, arising out of, resulting from or in connection with any Actions, based on, arising out of, pertaining to or in connection with (i) any breach by Assurant or any of its Subsidiaries of this Agreement and (ii) any untrue statement or alleged untrue statement of a material fact contained in any Filing of any member of the Fortis Group, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with respect to information, if any, provided by Assurant or any of its Subsidiaries in writing to any member of the Fortis Group expressly for use in such Filing and which is, or would be required to be, included in any Filing of Assurant or any of its Subsidiaries.

         (c) The indemnity agreement contained in Sections 4.01(a) and (b) shall be applicable whether or not any Action or the facts or transactions giving rise to such Action arose prior to, on or subsequent to the date of this Agreement.

         Section 4.02. Procedure. If any Action shall be brought against any person entitled to indemnification pursuant to this Article 4 (the "INDEMNITEES") in respect of which indemnity may be sought against Assurant, such Indemnitee shall promptly notify Assurant, and Assurant shall assume the defense thereof, including the employment of counsel and payment of all fees and expenses. Such Indemnitee shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such person unless (i) Assurant has agreed in writing to pay such fees and expenses, (ii) Assurant has failed to assume the defense and employ counsel, or (iii) the named parties to an Action (including any impleaded parties) include both an Indemnitee and Assurant and such Indemnitee shall have been advised by its outside counsel that representation of such indemnified party and Assurant by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case Assurant shall not have the right to assume the defense of such Action on behalf of such Indemnitee). It is understood, however, that Assurant shall, in connection with any one such Action or separate but substantially similar or related Actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for all such indemnified persons not having actual or potential differing interests among themselves, and that all such fees and expenses shall be reimbursed as they are incurred. Assurant shall not be liable for any settlement of any such Action effected without its written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such Action, Assurant agrees to indemnify and hold harmless each Indemnitee, to the extent provided in the preceding paragraph, from and against any Losses by reason of such settlement or judgment.

         Section 4.03. Other Matters. (a) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Action.

         (b) Any Losses for which an indemnified party is entitled to indemnification or contribution under this Article 4 shall be paid by the indemnifying party to the indemnified party as such Losses are incurred. The indemnity and contribution agreements contained in this Article 4 shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Indemnitee, Assurant, its directors or officers, or any person controlling Assurant, and (ii) any termination of this Agreement.

                                    ARTICLE 5
                                OTHER PROVISIONS

         Section 5.01. Insurance Maintained by Fortis. Prior to the date of effectiveness of the IPO Registration Statement, Fortis shall use its best efforts to continue to maintain the directors' and officers' insurance coverage for itself and on behalf of Assurant and its Subsidiaries to the extent that Fortis obtains and maintains such coverage on a company-wide basis and for the benefit of the members of the Fortis Group generally. Fortis shall have no obligation to maintain such directors' and officers' insurance coverage on behalf of Assurant or its Subsidiaries on or after the date of effectiveness of the IPO Registration Statement provided that it shall use its best efforts to maintain such insurance coverage subsequent to the IPO Registration Statement for events which have occurred prior to the date of effectiveness of the IPO Registration Statement. Assurant shall use its best efforts to obtain directors' and officers' insurance coverage for itself and its Subsidiaries, such coverage to be effective on or prior to the date of effectiveness of the IPO Registration Statement.

         Section 5.02. Vendor Purchasing Arrangements. The parties hereto agree that all arrangements in existence as of the date hereof pursuant to which Assurant purchases products and services (e.g., computers, telephones and certain other services,) that are also used by members of the Fortis Group in the United States

(such services and products set forth in Schedule 5 hereto) shall, to the extent permitted by the underlying vendor or supplier contract continue for their existing term; provided, that the cost associated with such arrangements are properly allocated (upon the mutual agreement of the parties) between Assurant and Fortis.

         Section 5.03. Services Provided Prior to Trigger Date. Until the Trigger Date (i) Fortis may, or may cause another member of the Fortis Group to, continue to provide to Assurant and any Subsidiary of Assurant and (ii) Assurant may, or may cause one or more of its Subsidiaries to, continue to provide to the members of the Fortis Group, any and all administrative and other services (unless otherwise specifically agreed by the parties) which have been, consistent with past practices, provided by any member of the Fortis Group to Assurant and/or any Subsidiary of Assurant and vice-versa, as requested by the other party. If such services are so provided, the entity providing such services shall be reimbursed by the user of such services for all costs, fees and expenses incurred by such provider, on a basis that is consistent with the past cost allocation practices of the members of the Fortis Group.

         Section 5.04. Access to Historical Records. For a period of one year following the Trigger Date, subject to an extension of up to ten years upon the demonstration of a legal or regulatory requirement for such extension by the requesting party, Fortis and Assurant will retain the right to access such other records which exist resulting from Fortis' and Assurant's relationship as affiliates. Upon reasonable notice and at each party's own expense, Fortis (and its authorized representatives) and Assurant (and its authorized representatives) will be afforded access to such records at reasonable times and during normal business hours and each party (and its authorized representatives) will be permitted, at its own expense, to make abstracts from, or copies of, any such records; provided, access to such records may be denied if (i) Fortis or Assurant, as the case may be, cannot demonstrate a legitimate business need, for the one year period following the Trigger Date, or a legal or regulatory requirement, for the extension period described above, for such access to the records, (ii) the information contained in the records is subject to any applicable confidentiality commitment to a third party, (iii) a bona fide competitive reason exists to deny such access, (iv) the records are to be used for the initiation of, or as part of, a suit or claim against the other party,
(v) such access would serve as a waiver of any Privilege afforded to such record, and (vi) such access will unreasonably disrupt the normal operations of Fortis or Assurant, as the case may be.

         Section 5.05. Cosmos. For a period of one year from the Trigger Date,
(a) Assurant shall continue to update the COSMOS data base in a manner consistent with past practice and (b) Fortis shall provide Assurant with access to such portions of the COSMOS database relating to Assurant.

         Section 5.06. Miscellaneous. Fortis and Assurant each agree that, to the extent that other services provided by Fortis and Assurant to each other, or other arrangements and practices between Fortis and Assurant, are not otherwise specifically covered by this Agreement, Fortis and Assurant will cooperate with each other to mutually agree on how such service, arrangement or practice shall be discontinued and each of Fortis and Assurant agree to negotiate in good faith to reach such mutual agreement.

                                    ARTICLE 6
                             ALLOCATION AND EXPENSES

         Section 6.01. Allocation of Costs and Expenses. (a) Assurant shall pay (or, to the extent paid for by any member of the Fortis Group, will promptly reimburse such member of the Fortis Group for any and all amounts so paid) all fees, costs and expenses (including fees and expenses of counsel for Assurant, Fortis US and any Subsidiary of Assurant) incurred by Assurant, Fortis US or any Subsidiary of Assurant in connection with the IPO and the redemption of the Capital Securities, including, but not limited to, any and all fees, costs and expenses related to (i) the preparation and negotiation of this Agreement and of all of the documentation related to the IPO and the redemption of the Capital Securities, (ii) the preparation and execution or filing of any and all further documents, agreements, forms, applications, contracts or consents associated with the IPO and the redemption of the Capital Securities, (iii) Assurant's organizational documents, (iv) the preparation, printing and filing of the IPO Registration Statement and any other offering document or solicitation materials relating to the IPO, including all fees and expenses of complying with applicable federal, state or foreign securities laws and domestic or foreign securities exchange rules and regulations, together with fees and expenses of counsel retained to effect such compliance, (v) the preparation, printing and distribution of the prospectuses for the Initial Public Offering, (vi) the redemption of any intercompany indebtedness between Assurant and the Fortis Group, (vii) change of company names, commercial or trade names, domain names and product names and assignment of the rights in any trademarks and such names
(viii) the listing of the Common Stock and any other securities of Assurant on any domestic or foreign securities exchange and (ix) the preparation (including, but not limited to, the printing of documents) related to implementing Assurant's employee benefit plans, retirement plans and equity-based plans as a result of the Initial Public Offering.

         (b) Fortis shall pay for all fees, costs and expenses incurred by it or any member of the Fortis Group in connection with the Tender Offer, including, but not limited to, (i) any and all fees, costs and expenses related to the preparation and execution or filing of all documents, agreements, forms, applications, contracts or consents associated with the Tender Offer, (ii) the preparation, printing and filing of the Tender Offer, (iii) the preparation, printing and distribution of any offering documents or solicitation materials for the Tender Offer, and (iv) the fees and expenses of counsel in connection therewith.

         Section 6.02. Expense Reimbursement. (a) Fortis agrees to reimburse Assurant for all costs and expenses it incurs in connection with the preparation and filing of any reports or other documents required by the Federal Reserve Bank in connection with Fortis Group's status as a financial holding company. Such costs and expenses will be reimbursed upon receipt of a reasonably detailed invoice from Assurant which itemizes the costs and expenses so incurred.

         (b) Except as otherwise provided in this Agreement and in Section 6.01, the parties hereto shall bear any costs and expenses incurred by such party in connection with compliance with this Agreement.

                                    ARTICLE 7
                                  MISCELLANEOUS

         Section 7.01. Notices. All notices and other communications provided for hereunder (except for any information and documents to be sent to Fortis by Assurant pursuant to Article 3 hereof) shall be dated and in writing and shall be deemed to have been given (a) when delivered, if delivered personally, sent by confirmed telecopy or sent by registered or certified mail, return receipt requested, postage prepaid, (b) on the next business day if sent by overnight courier and (c) when received if delivered otherwise. Such notices shall be delivered to the address set forth below, or to such other address as a party shall have furnished to the other party in accordance with this Section.

         If to Fortis or any other member of the Fortis Group, to:

         Fortis                                     Fortis Insurance N.V.
         Rue Royale, 20                             Archimedeslaan 6
         1000 Brussels                              P.O. Box 2049
         Belgium                                    3500 GA Utrecht
         Attention: Gilbert Mittler        and      The Netherlands
         Phone: +32 2 510 5206                      Attention: Monica Roeling
         Fax: +32 2 510 5621                        Phone: +31 30 257 6568
                                                    Fax: +31 30 257 7835

         If to Assurant, Inc.:

         Assurant, Inc.
         One Chase Manhattan Plaza
         New York, NY 10005
         Attention: Katherine Greenzang
                    Senior Vice President,
                    General Counsel and Secretary

         Phone: (212) 859-7021
         Fax: (212) 859-7034

         All information or documents required to be delivered or sent by Assurant to Fortis in accordance with Article 3 hereof shall be sent by Email or facsimile as follows, with a hard copy to be sent promptly to:

         Veronique van Ockenburg                   Christiaan Fornier
         Rue Royal 20                              Archimedeslaan 6
         1000 Brussels                      and    PO Box 2049
         Belgium                                   3500 GA Utrecht
         veronique.vanockenburg@fortis.com         The Netherlands
         Phone: +32 2 510 52 52                    christiaan.fornier@fortis.com
                                                   Phone: +31 30 257 2760

         Section 7.02. Binding Nature of Agreement. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto or their successors in interest, except as expressly otherwise provided herein.

         Section 7.03. Descriptive Headings. The descriptive headings of the several articles and sections of this Agreement are inserted for reference only and shall not limit or otherwise affect the meaning hereof.

         Section 7.04. Remedies. Without limiting the rights of each party hereto to pursue any and all other legal and equitable rights available to such party for the other parties' failure to perform their obligations under this Agreement, the parties hereto acknowledge and agree that the remedy at law for any failure to perform their obligations hereunder would be inadequate and that each of them, respectively, shall be entitled to specific performance, injunctive relief or other equitable remedies in the event of any such failure.

         Without limiting the generality of the foregoing, Assurant acknowledges and agrees that: (a) its covenants and obligations hereunder are special, unique and relate to matters of extraordinary importance to Fortis, that in the event Assurant fails to perform, observe or discharge any of its obligations under this agreement Fortis will be irreparably harmed and that no remedy at law will provide adequate relief to Fortis; and

         (b) Fortis shall be entitled to a temporary restraining order and temporary and permanent injunctive and other equitable relief in case of any failure by Assurant to perform, observe or discharge any of its covenants or obligations hereunder and without the necessity of proving actual damages. The remedies provided herein shall be cumulative and shall not preclude assertion by any party hereto of any other rights or the seeking of any other remedies, either legal or equitable, against any other party hereto.

         Section 7.05. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to contracts to be performed entirely within such State.

         Section 7.06. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.

         Section 7.07. Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law. To the extent that any such provision is so held to be invalid, illegal or unenforceable, Fortis and Assurant shall in good faith use their best efforts to find and effect an alternative means to achieve the same or substantially the same result as that contemplated by such provision.

         Section 7.08. Confidential Information. All information provided by either party shall, except if the purpose for which such information is furnished pursuant to this Agreement contemplates such disclosure or is for disclosure in public documents of Assurant or the Fortis Group and except for disclosure to the other members of the Fortis Group by Fortis, be kept strictly confidential and, unless otherwise required by law, rule or regulation, neither party will disclose such information in any manner whatsoever until such information otherwise becomes generally available to the public; provided, however, this Section 7.08 shall not apply to information relating to or disclosed in the IPO Registration Statement filed in connection with the Initial Public Offering or in connection with the Exchange Offer or Tender Offer or any Registration Statement filed in accordance with the terms of the Registration Rights Agreement. Information shared or provided pursuant to this Agreement shall be used solely for reporting and risk assessment purposes. In no event shall either party use material non-public information of the other to acquire common stock or other publicly traded securities of the other. In addition, each party agrees that it shall not make public any information received by it (unless required to do so by law) except to the extent such information is published or otherwise publicly disclosed by the party providing such information.

         Section 7.09. Amendment and Modification. This Agreement may be amended, modified or supplemented only by written agreement executed by the parties hereto.

         Section 7.10. Entire Agreement. This Agreement, including any schedules or exhibits annexed hereto, embodies the entire agreement and understanding of the parties hereto in respect of the transactions contemplated by this Agreement. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

         Section 7.11. No Assignment. Except as otherwise provided for in this Agreement, neither this Agreement nor any of the rights, interests or obligations of any party hereto may be assigned by such party without the prior written consent of the other parties; provided, however, that Fortis may assign all or part of its rights or obligations hereunder to one or more other members of the Fortis Group without the prior consent of Assurant.

         Section 7.12. No Third Party Beneficiaries. Nothing in this Agreement shall convey any rights upon any person or entity which is not a party or a permitted assignee of a party to this Agreement.

         Section 7.13. Termination. This Agreement shall terminate upon the later of (x) the date on which the members of the Fortis Group no longer beneficially own, in the aggregate (excluding for such purposes shares of Common Stock beneficially owned by Fortis but not for its own account) shares entitled to at least ten percent (10%) of the votes entitled to be cast by the then outstanding Common Stock and (y) the termination of the Fortis License.

         IN WITNESS HEREOF, the parties have caused this Cooperation Agreement to be executed and delivered as of the date first above written.

                                     ASSURANT, INC.

                                     By:________________________________________
                                        Name:
                                        Title:

                                     FORTIS INSURANCE N.V.

                                     By:________________________________________
                                        Name:
                                        Title:

                                     FORTIS SA/NV

                                     By:________________________________________
                                        Name:
                                        Title:

                                     FORTIS N.V.

                                     By:________________________________________
                                        Name:
                                        Title:

                            SCHEDULE 2 FORTIS MARKS


                MARK                                   PERMITTED USE                             DURATION OF LICENSE
------------------------------------------------------------------------------------------------------------------------------------
1. TRADEMARKS                               Assurant may continue to use Fortis       License expires with respect to
                                            trademarks for the purpose of             trademarks used by an Assurant
FORTIS BENEFITS ONLINE ADVANTAGE            transitioning to use of the               subsidiary with "Fortis" as part
FORTIS BENEFITS DENTALCARE                  Assurant name                             of its company, commercial or trade
FORTISWORKS                                                                           name 24 (twenty-four) months from
FORTIS BENEFITS SERVICE SOLUTIONS                                                     the date of this Agreement, subject
FORTIS BENEFITS SECURE INCOME                                                         to Section 2.01(b) and Section 2.04.
  SOLUTIONS/PLANS
FORTIS BENEFITS ULTIMATE SECURE
  INCOME SOLUTIONS/PLANS                                                              License expires with respect to
FORTIS BENEFITS ESSENTIAL INCOME                                                      trademarks used by an Assurant
  SOLUTIONS/PLANS                                                                     subsidiary NOT having "Fortis" as part
devicemark (coloured dots)                                                            of its company, commercial or trade
FORTIS (wordmark)                                                                     name 12 (twelve) months from the date
FORTIS (wordmark)                                                                     of this Agreement, subject to Section
FORTIS NEWSPOINTE                                                                     2.01(b) and Section 2.04.
FORTIS ADVANTAGE ONLINE SERVICES
FORTIS ADVANTAGE
FORTIS BENEFITS PLUS PLAN
FORTIS BENEFITS EXECU PLAN
FORTIS BENEFITS PRO PLAN
THE FORTIS BENEFITS ADVANTAGE
FORTIS BENEFITS INSURANCE COMPANY
SOLID PARTNERS, FLEXIBLE SOLUTIONS
FORTIS INSURANCE COMPANY

                MARK                                   PERMITTED USE                             DURATION OF LICENSE
------------------------------------------------------------------------------------------------------------------------------------
FORTIS HEALTH
FORTIS HEALTH FOUNDATION
FORTIS/ FORTIS HEALTH FOUNDATION
FORTISFAMILYLINK
FORTIS BENEFITS-THE BROKER'S
  INSURANCE SOLUTION COMPANY*
FORTIS BENEFITS-THE EMPLOYER'S
  INSURANCE SOLUTION COMPANY*
FORTIS GUARANTEED PAYOUTPLAN*
FORTIS INCOME PREFERRED*
FORTIS REWARDS PREFERRED VARIABLE
  ANNUITY*
FORTIS VALUE PREFERRED VARIABLE
  ANNUITY*
FORTIS ULTIMATE ANNUITY*
THE FORTIS BENEFITS EDGE*
THE FORTIS BENEFITS SOLUTIONS
  PORTFOLIO*
FORTIS CUSTOM ALLOCATION*                   *                                         *

* indicates trademarks that are listed as "dead" in the register of the U.S.
Patent and Trademark Office

2. COMPANY NAMES                            Assurant may continue to use Fortis       License expires with respect to
                                            as part of company names to the extent    company names used by an Assurant
Fortis, Inc.                                and in the form that such company name    subsidiary with "Fortis" as part of
First Fortis Life Insurance Company         includes "Fortis" in the charter          its company, commercial or trade name
Fortis Family Inc.                          documents of the relevant company and     24 (twenty-four) months from the date
Fortis Legacy Place, Int.                   to the extent necessary for the purpose   of this Agreement, subject
Fortis Insurance Company                    of transitioning to use of the Assurant   to Section 2.01(b) and Section 2.04.
Fortis Benefits Insurance Company           name
                                                                                      License expires with respect to company
                                                                                      names used by an Assurant subsidiary
                                                                                      NOT having "Fortis" as part of its
                                                                                      company, commercial or trade name 12
                                                                                      (twelve) months from the date of this
                                                                                      Agreement, subject to Section 2.01(b)
                                                                                      and Section 2.04

                MARK                                   PERMITTED USE                             DURATION OF LICENSE
------------------------------------------------------------------------------------------------------------------------------------
3. COMMERCIAL/TRADE NAMES                   Assurant may continue to use              License expires with respect to
                                            Fortis as part of commercial              commercial or trade names used by
Fortis Preneed                              or trade names to the extent              an Assurant subsidiary with "Fortis"
Fortis Family                               necessary for the purpose of              as part of its company, commercial
Fortis Health                               transitioning to use of the               or trade name 24 (twenty-four) months
First Fortis                                Assurant name                             from the date of this Agreement,
Fortis Benefits                                                                       subject to Section 2.01(b) and
Fortis Inc. Shared Services                                                           Section 2.04.
Fortis Asset Management
                                                                                      License expires with respect to
                                                                                      commercial or trade names used by
                                                                                      an Assurant subsidiary NOT having
                                                                                      "Fortis" as part of its company,
                                                                                      commercial or trade name 12 (twelve)
                                                                                      months from the date of this Agreement,
                                                                                      subject to Section 2.01(b) and
                                                                                      Section 2.04

4.  DOMAIN NAMES                            Assurant may continue to use              License expires with respect to
                                            Fortis domain names for the               domain names used by an Assurant
www.us.fortis.com                           purpose of transitioning to               subsidiary with "Fortis" as part of
                                            Assurant domain names                     its company, commercial or trade
www.us.fortis.com                                                                     name 24 (twenty-four) months from
                                                                                      the date of this Agreement, subject
efortishealth.com                                                                     to Section 2.01(b) and Section 2.04.
fbicflex.com
ffgfeedback.com                                                                       License expires with respect to
ffgfeedback.net                                                                       domain names used by an Assurant
ffgfeedback.org                                                                       subsidiary NOT having "Fortis"
fhcpartners.net                                                                       as part of its company, commercial
firstfortis.com                                                                       or trade name 12 (twelve) months
firstfortis.net                                                                       from the date of this Agreement,
firstfortis.org                                                                       subject to Section 2.01(b) and
firstfortislifeinsurancecompany.com                                                   Section 2.04
firstfortislifeinsurancecompany.net
firstfortislifeinsurancecompany.org



                MARK                                   PERMITTED USE                             DURATION OF LICENSE
------------------------------------------------------------------------------------------------------------------------------------
fortis-america.com
fortis-america.net
fortis-america.org
fortis-financial.com
fortis-financial.net
fortis-financial.org
fortis-health.net
fortis-inc.com
fortis-insurance.com
fortis-insurance.net
fortis-north-america.com
fortis-north-america.net
fortis-north-america.org
fortis-northamerica.com
fortis-northamerica.net
fortis-northamerica.org
fortis-us.ca
fortis-us.com
fortis-us.net
fortis-us.org
fortis-usa.ca
fortis-usa.com
fortis-usa.net
fortis-usa.org
fortis.us
fortisadvantage.com
fortisadvantage.net
fortisadvantage.org
fortisadvantageonlineservices.com

                MARK                                   PERMITTED USE                             DURATION OF LICENSE
------------------------------------------------------------------------------------------------------------------------------------
fortisadvantageonlineservices.net
fortisadvantageonlineservices.org
fortisadvisors.com
fortisadvisors.net
fortisadvisors.org
fortisagent.com
fortisagents.com
fortisamerica.ca
fortisamerica.com
fortisamerica.net
fortisamerica.org
fortisbank.ca
fortisbank.us
fortisbenefitmart.com
fortisbenefits.biz
fortisbenefits.com
fortisbenefits.net
fortisbenefits.org
fortisbenefitsdental.com
fortisbenefitsnewspointe.com
fortisbenefitsonline.biz
fortisbenefitsonline.com
fortiscardja.com
fortiscards.com
fortiscardss.com
fortiscardsstm.com
fortiscardstm.com
fortiscareers.com
fortiscareers.net

                MARK                                   PERMITTED USE                             DURATION OF LICENSE
------------------------------------------------------------------------------------------------------------------------------------
fortiscareers.org
fortisdentalbenefits.com
fortisdentalvisionplan.com
fortisdirect.net
fortisdocsaver.com
fortisdvplan.com
fortisfamily.ca
fortisfamily.com
fortisfinancial.com
fortisfinancial.net
fortisfinancial.org
fortisfinancialinsurance.com
fortisfinancialinsurance.net
fortisfinancialinsurance.org
fortisfoundation.com
fortisfoundation.org
fortisfunds.net
fortisfunds.org
fortisgeneralagent.com
fortishealth.biz
fortishealth.com
fortishealth.info
fortishealth.tv
fortishealthagent.com
fortishealthagents.com
fortishealthdirect.com
fortishealthdirect.net
fortishealthhra.com
fortishealthhsa.com

                MARK                                   PERMITTED USE                             DURATION OF LICENSE
------------------------------------------------------------------------------------------------------------------------------------
fortishealthmsa.com
fortishealthonedeductible.com
fortishealthsaver.com
fortishealthsucks.com
fortishealthsucks.net
fortishealthsucks.org
fortishealthyventures.com
fortisinsurancedirect.com
fortisinsurancedirect.net
fortisinvestors.com
fortisinvestors.net
fortisinvestors.org
fortisltcsucks.com
fortismedicalcard.com
fortismedicalplus.com
fortismedicalsaver.com
fortismedplus.com
fortismedsaver.com
fortismgas.com
fortisnewspointe.com
fortisnewspointe.net
fortisnewspointe.org
fortisnorthamerica.ca
fortisnorthamerica.com
fortisnorthamerica.net
fortisnorthamerica.org
fortisplanja.com
fortisplans.com
fortisplanss.com

               MARK                                 PERMITTED USE                                  DURATION OF LICENSE
------------------------------------------------------------------------------------------------------------------------------------
 fortisplanstm.com
 fortispluscard.com
 fortispreneed.com
 fortisprescriptionplan.com
 fortisrd.com
 fortisrealestate.net
 fortisrealestate.org
 fortisrxplan.com
 fortissales.com
 fortissales.net
 fortissales.org
 fortissaver.com
 fortissaverplans.com
 fortisscholarship.com
 fortisshortterm.com
 fortisstudentselect.com
 fortiswritingagent.com
 myfortis.com
 myfortis.net
 myfortis.org
 myfortisbenefits.com
 thefortiscards.com
 thefortisrxplan.com

5. PRODUCT NAMES                     Assurant may offer and sell products containing  License expires with respect to product names the Fortis name to the extent necessary for the  used by an Assurant subsidiary with "Fortis"
Same as part 1.                      purpose of transitioning to use of the Assurant  as part of its company, commercial or trade
Trademarks                           name.                                            name 24 (twenty-four) months from the date of
                                                                                      this Agreement, subject to Section 2.01(b)
                                                                                      and Section 2.04.

               MARK                                 PERMITTED USE                                  DURATION OF LICENSE
------------------------------------------------------------------------------------------------------------------------------------
                                                                                      License expires with respect to product names
                                                                                      used by an Assurant subsidiary NOT having
                                                                                      "Fortis" as part of its company, commercial or
                                                                                      trade name 12 (twelve) months from the date of
                                                                                      this Agreement, Section 2.01(b) and subject to
                                                                                      Section 2.04

                       SCHEDULE 3(a) FINANCIAL INFORMATION

                   PART 1: 50% OR FULL CONSOLIDATION THRESHOLD

INFORMATION TO BE PROVIDED:                   CONTENT:                                 DEADLINE:
---------------------------                   --------                                 ---------
2004 FAP REPORTING
REQUIREMENTS

-   quarterly internal GAAP   -   as prepared for Assurant's internal   -   within 20 Business Days of the
    accounts and management       purposes                              end of each quarter
    commentary

-   FAP quarterly reporting   -   as currently provided including       -   within 20 Business Days of the
                                  quarterly updates of forecast         end of each of the first three quarters
                                                                        and within 25 Business Days after the
                                                                        end of the fourth quarter

IAS REPORTING REQUIREMENTS
BEGINNING IN 2004

-   IAS information           -   2004 opening balance sheet            -   April 23, 2004

                              -   quarterly P&L, balance sheet and      -   Q1: July 23, 2004
                                  cash flow information, level of       -   Q2: October 10, 2004
                                  detail to be provided is the same     -   Q3: December 11, 2004
                                  as under FAP and reconciliation       -   Q4: February 6, 2005
                                  of results, equity, the main          -   2005: tbd
                                  balance sheet and P&L items
                                  from FAP to IAS per quarter for
                                  2004

BUDGET INFORMATION

-   Budget                    -   Based on Assurant models,             -   By the last Business Day in the
                                  including reconciliation to FAP       first full week of November each
                                                                        year (each week beginning on a Monday)

                       SCHEDULE 3(a) FINANCIAL INFORMATION

                   PART 2: 20% OR EQUITY ACCOUNTING THRESHOLD

INFORMATION TO BE PROVIDED:                      CONTENT:                                DEADLINE:
---------------------------                      --------                                ---------
REPORTING REQUIREMENTS

-  quarterly internal GAAP        -   as prepared for Assurant's internal   -   within 20 Business Days of the
   accounts and management            purposes                                  end of each quarter
   commentary

-  Reconciliation from GAAP       -   only required until end of 2004       -   within 20 Business Days of the
   to FAP of shareholders                                                       end of each of the first three
   equity, net income and                                                       quarters and within 25 Business
   equity roll forward and                                                      Days after the end of the fourth
   forecast result for                                                          quarter
   whole year through 2004

-  Reconciliation from GAAP       -   required quarterly for 2004 and       -   within 20 Business Days of the
   to IFRS/IAS of shareholders        thereafter                                end of each quarter
   equity, net income and
   equity roll forward in
   IAS/IFRS and forecast for
   results for whole year

BUDGET INFORMATION

-  Budget                         -   Based on Assurant models,             -   By the last Business Day in the first
                                      including reconciliation to FAP           full week of November each year (each
                                      of shareholders equity, net income        week beginning on a Monday)
                                      and equity roll forward through
                                      2004 and to IAS thereafter

                         SCHEDULE 3(b) RISK INFORMATION

                   PART 1: 50% OR FULL CONSOLIDATION THRESHOLD

       INFORMATION TO BE PROVIDED:                              DEADLINE:
       ---------------------------                              ---------

-   Fair Value Reporting                       -   within 5 weeks of the end of each quarter

-   Annual Risk Based Capital (RBC) data       -   within 2 months of year end

-   Quarterly Asset Reporting                  -   within 1 month of the end of each quarter

-   Bi-weekly Report on Capital Gains          -   Report through the last Business Day of
                                                   every other week due within 2 Business Days
                                                   later (each week beginning on a Monday)


                   PART 2: 20% OR EQUITY ACCOUNTING THRESHOLD

        INFORMATION TO BE PROVIDED:                             DEADLINE:
        ---------------------------                             ---------
-   Risk management and investment policy      -   Promptly after preparation thereof
    reports prepared for the Assurant Board
    of Directors or any Committee of the
    Board of Directors

                      SCHEDULE 3(c) COMPLIANCE INFORMATION

                       50% OR FULL CONSOLIDATION THRESHOLD

INFORMATION TO BE PROVIDED:                   CONTENT:               DEADLINE:
---------------------------                   --------               ---------
-   Compliance Reports             -   As currently provided to    -   No later than the
    covering period from               Fortis Compliance               last Business Day
    April 1 - March 31 each            Department                      in the first full
    year                                                               week of May (each week
                                                                       beginning on a Monday),
                                                                       unless otherwise agreed
                                                                       between the parties

                                   SCHEDULE 5

U.S. INFORMATION TECHNOLOGY ENROLLMENTS UNDER EUROPE-HELD CONTRACTS

    CONTRACT NAME:                TYPE:            TERMINATION DATE:
    --------------                ----             ----------------
IBM Passport Advantage          Software           Evergreen
Citrix PLP                      Software           July 31, 2004
Hewlett-Packard                 Hardware           August 31, 2004

EUROPEAN ENROLLMENTS UNDER U.S.-HELD CONTRACTS

   CONTRACT NAME:                         TYPE:                            TERMINATION DATE:
   -------------                          ----                             ----------------
Microsoft Select 5.1     Software - European companies that            June 30, 2004
                         enrolled under the U.S. Microsoft select
                         5.1 agreement are:
                         Beta Capital, S.V.B. (Spain)
                         Fortis AG (Belgium)
                         MeesPierson (CI) Ltd (Channel Islands)
                         Fortis Financial Services, LLC (NYC -
                         part of Fortis Bank)

Corporate Express        Strategic Sourcing Group ("SSG") for          May 1, 2005
                         office supplies - Fortis Clearing House
                         and Fortis Capital

Boise                    SSG for paper Fortis Clearing House           April 31, 2004
                         and Fortis Capital

UPS                      SSG - for overnight delivery - Fortis         September, 2006
                         Clearing House and Fortis Capital

FedEx                    SSG - for overnight delivery - Fortis         Evergreen
                         Clearing House and Fortis Capital

National Car Rental      SSG - car rental (to be implemented           September 1, 2004
                         soon) Fortis Clearing House and Fortis
                         Capital

AT&T                     Voice services - Fortis Financial             August 31, 2005
                         Services

Guardian Travel          SSG - travel services - Fortis Capital        Approval for Travel
                         (to be implemented soon)                      policy & permission to
                                                                       move travel to Guardian
                                                                       Travel is in NY -
                                                                       timeline to be determined